As filed with the Securities and Exchange Commission on May 14, 2021

Registration No. 333-255500

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM F-3

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALEDONIA MINING CORPORATION PLC

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Jersey, Channel Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

B006 Millais House

Castle Quay

St Helier

Jersey JE2 3EF

+44 1534 679800

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100

(Name, address, and telephone number of agent for service)

______________________

With a copy to:

Dorsey & Whitney LLP

James Guttman

Richard Raymer

TD Canada Trust Tower

Brookfield Place

161 Bay Street

Suite 4310

Toronto, ON M5J 2S1

(416) 367-7388

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[   ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement (the “Amendment”) of Form F-3 initially filed by Caledonia Mining Corporation Plc (the “Company”) on April 26, 2021 with the United State Securities and Exchange Commission (the “SEC”) is being filed for the purpose of updating Exhibit 5.1 to respond to comments received from the Staff of the SEC. This Amendment does not modify any provision of Part I of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Our Articles provide that in so far as the Companies Law allows and subject to the rules made by the competent authority of any other regulated or exchange regulated market on which our shares may be listed, every present and former director, secretary or other officer of ours shall be indemnified out of our assets against any costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred in defending any proceedings (whether civil or criminal) which relates to anything done or omitted or alleged to have been done or omitted by him in any such capacity, and in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Companies Law in which relief is granted to him by any court of competent jurisdiction.

Article 77 of the Companies Law allows us to indemnify for– (a) any liabilities incurred in defending any proceedings (whether civil or criminal) – (i) in which judgment is given in the person’s favour or the person is acquitted, (ii) which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of our directors (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings; (b) any liability incurred otherwise than to us if the person acted in good faith with a view to our best interests; (c) any liability incurred in connection with an application made under Article 212 of the Companies Law in which relief is granted to the person by the court; or (d) any liability against which the company normally maintains insurance for persons other than directors.

The Companies Law does not prevent us from purchasing and maintaining for any such officer insurance against any such liability.

Item 9.  Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Shares, Warrants and/or Units
4.4*	Form of Subscription Agreement
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant Indenture
4.7*	Form of Warrant Certificate
4.8*	Form of Unit Agreement
4.9*	Specimen Stock Certificate
5.1	Opinion of Mourant as to legality of securities being issued
23.1**	Consent of BDO
23.2	Consent of Mourant (included in Exhibit 5.1)
24.1**	Powers of Attorney (included on the signature page to the Company’s Registration Statement on Form F-3 filed with the SEC on April 26, 2021)

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

** previously filed as an exhibit to the Company’s Registration Statement on Form F-3 filed with the SEC on April 26, 2021

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St Helier, Channel Islands, on May 14, 2021.

CALEDONIA MINING CORPORATION PLC

By:	/s/ Mark Learmonth
Mark Learmonth
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Curtis	Chief Executive Officer and Director	May 14, 2021
Steven Curtis

/s/ Mark Learmonth	Chief Financial Officer and Director	May 14, 2021
Mark Learmonth

/s/ *	Non-Executive Chairman and Director	May 14, 2021
Leigh Wilson

/s/ *	Director	May 14, 2021
John Kelly

/s/ *	Director	May 14, 2021
Johan Holtzhausen

/s/ *	Director	May 14, 2021
John McGloin

/s/ *	Director	May 14, 2021
Nick Clarke

/s/ *	Director	May 14, 2021
Geralda Wildschutt

*/s/ Mark Learmonth	Director	May 14, 2021
By Mark Learmonth, Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Caledonia Mining Corporation Plc in the United States, on May 14, 2021.

Leigh Wilson

By: /s/Leigh Wilson
Name: Leigh Wilson
Title: Non-Executive Chairman and Director